                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Union Planters Corporation
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                M. Kirk Walters
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     (LOGO)

                          UNION PLANTERS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1994

Dear Shareholder:

     You are cordially invited to attend this year's Annual Meeting of Shareholders of Union Planters Corporation in the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, at 10:00 a.m. on April 28, 1994. The Annual Meeting has been called by order of the Board of Directors for the purpose of considering and voting upon:

          1. The election of three directors;

          2. The ratification of the selection of Price Waterhouse as the independent accountants and auditors for the Corporation; and

          3. The transaction of such other business as may properly come before the meeting.

     In addition, there will be a report on current operations. Holders of the Corporation's Common Shares at the close of business on the record date of February 17, 1994 will be entitled to notice of, and to vote at, the Annual Meeting.

     Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting by giving written notice of revocation to the Secretary of the Corporation.

                                          Very truly yours,

                                          /s/ Benjamin W. Rawlins, Jr.
                                              ------------------------
                                              BENJAMIN W. RAWLINS, JR.
                                              Chairman of the Board

Approximate Date of Mailing to Shareholders: March 18, 1994

                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This proxy statement is furnished by the Board of Directors of Union Planters Corporation (the "Corporation") in connection with its solicitation of the enclosed proxy, which will be used in voting at the Annual Meeting of Shareholders of the Corporation to be held in the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018 on April 28, 1994 at 10:00 a.m. (the "Annual Meeting") or any adjournment or adjournments thereof.

     This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 18, 1994.

                                     VOTING

     Only holders of record of common stock of the Corporation (the "Common Stock") at the close of business on February 17, 1994 are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, 20,505,885 shares of Common Stock were issued and outstanding for purposes of the Annual Meeting. Each share of Common Stock is entitled to one vote.

     If a proxy on the accompanying form is properly executed, returned to the Corporation and not revoked, the shares represented by such proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given, the shares represented will be voted for the director nominees named herein and for ratification of the selection of the independent accountants and auditors. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy will have discretionary authority to vote on the transaction of any other business which may properly come before the Annual Meeting and any adjournment thereof, and will vote the proxies in accordance with recommendations of the Board of Directors.

     A shareholder may attend the Annual Meeting even though he or she has executed a proxy. A proxy may be revoked at any time before it is voted by giving written notice of revocation delivered to the Secretary of the Corporation or by delivering a later dated proxy or by the vote of the shareholder in person at the Annual Meeting.

                              OWNERSHIP OF SHARES

     On January 31, 1994, the current directors and executive officers of the Corporation as a group owned beneficially 1,419,227 shares of the Common Stock, including 263,433 shares which are subject to purchase through options exercisable within 60 days of January 31, 1994, and including 38,318 shares which current officers of the Corporation have the right to vote under the Corporation's Employee Stock Ownership Plan. These shares constitute 6.92% of the shares considered to be outstanding for the exclusive purpose of calculating the percentage of shares held by directors and executive officers.

     The persons named below are, to the knowledge of the Corporation, the only persons who beneficially owned more than 5% of the outstanding Common Stock as of the record date of February 17, 1994 as determined in accordance with the requirements of the Securities Exchange Act of 1934 and applicable rules promulgated thereunder.

                                                                       SHARES          PERCENT OF
                         NAME AND ADDRESS                        BENEFICIALLY OWNED      CLASS
    -----------------------------------------------------------  ------------------    ----------
    MERRILL LYNCH ASSET MANAGEMENT, L.P., MERRILL LYNCH CAPITAL
      FUND, INC., MERRILL LYNCH & CO., INC., MERRILL LYNCH
      GROUP, INC. and PRINCETON SERVICES, INC..................       1,570,906(1)        7.64%
      250 Vesey Street
      New York, NY 10281
    UNION PLANTERS CORPORATION EMPLOYEE STOCK OWNERSHIP
      TRUST....................................................       1,074,869(2)        5.24%
      P.O. Box 387
      Memphis, TN 38147

- ---------------

(1) According to a Schedule 13G filed jointly by the entities named in the table, Merrill Lynch Asset Management, L.P. ("MLAM") may be deemed the beneficial owner of 1,457,500 shares of Common Stock (7.1% of those outstanding) as a result of acting as investment advisor to registered investment companies, one of which, Merrill Lynch Capital Fund, Inc. ("Fund"), is the beneficial owner of 1,402,000 shares of Common Stock (6.8% of those outstanding). Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Group, Inc. ("ML Group"), and Princeton Services, Inc. ("PSI") are parent companies in the chain of ownership of MLAM. PSI also is the general partner of MLAM. ML&Co. also may be deemed the beneficial owner of shares of Common Stock that are held or deemed to be beneficially owned by ML Group and Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("MLPF&S"), a broker-dealer subsidiary of ML&Co. that holds certain of the reported securities in proprietary accounts. ML&Co. also may be deemed the beneficial owner of 55,500 shares of Common Stock issuable upon the conversion of the Corporation's Series E Preferred Stock. The reporting persons disclaim beneficial ownership of the reported securities other than, in the case of ML&Co. and MLPF&S, shares held by MLPF&S in proprietary accounts. The reporting persons reported shared voting and dispositive powers as to all reported securities.
(2) Upon allocation to participants' accounts on or about December 31 of each year, shares are held with no dispositive power and, unless participants of the Employee Stock Ownership Plan do not exercise the right to vote shares allocated to their accounts, no voting power, in which case such shares would be temporarily held with sole voting power by the Trust. The trustees of the Trust are J.W. Parker, J.F. Springfield and M.K. Walters, all of whom are employees of the Corporation.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Corporation's Charter provides for not less than seven nor more than twenty-five directors divided into three classes with each class serving a three-year term and one class elected at each annual meeting of shareholders.

     At the Annual Meeting three directors are to be elected in Class I, each of whose terms will expire at the annual meeting of shareholders to be held in 1997. The Board of Directors has nominated for election in Class I, M.E. Bruce, R.B. Colbert, Jr., and S.D. Overton, all of whom currently serve on the Board. The Class II and Class III directors' terms will expire at the annual meetings of shareholders to be held in 1995 and 1996, respectively.

     The Board of Directors has no reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Board of Directors may recommend.

     The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum, directors will be elected based on a plurality of the affirmative votes cast. Broker non-votes will be counted as being present or represented at the Annual Meeting but will not have an effect on the outcome of the vote for the election of directors. Cumulative voting is not permitted in the election of directors.

     The following table gives the indicated information for each nominee and incumbent director and other executive officers who are listed in the compensation tables which follow but are not nominees or incumbent directors:

                                                           SHARES OF COMMON
                                                       STOCK BENEFICIALLY OWNED
                                                        ON JANUARY 31, 1994(1)
                                                      --------------------------
            NAME AND PRINCIPAL OCCUPATION                   DIRECTOR                                    PERCENT OF
                 FOR PAST FIVE YEARS                  AGE    SINCE     DIRECTLY(2)    INDIRECTLY(3)       CLASS
- ----------------------------------------------------- ---   --------   ---------      ------------      ----------
CLASS I: DIRECTORS AND NOMINEES
MARVIN E. BRUCE...................................... 65      1989         1,000               0              *
  Director, Chairman and CEO, TBC Corporation**
  (marketer/distributor of auto replacement products)
ROBERT B. COLBERT, JR................................ 72      1984        10,484               0              *
  Chairman until 1987 and from January 1990 to
  June 1993, President and CEO from January 1989
  to May 1990, Signal Apparel Co., Inc.** (garment
  manufacturing)
HANFORD F. FARRELL, JR.(9)........................... 39      1985        15,990               0              *
  Chairman, Farrell-Cooper Mining Company
  (mining)
R. BRAD MARTIN(11)................................... 42      1985        19,550           1,986(4)(5)        *
  Chairman since 1987, CEO since 1989,
  and Director, Proffitt's Inc.**
  (retail department stores)
STANLEY D. OVERTON................................... 65      1992        13,000             200(4)(5)        *
  Vice Chairman, Union Planters National Bank                                                800(7)
  ("UPNB") since March 1992; Chairman, President
  and CEO of Fidelity Bancshares, Inc.
  from August 1974 to March 1992
C. PENN OWEN, JR.(9)................................. 58      1985         1,074           2,035              *
  Managing Partner, Bowdre Place (planter)                                                 8,750(4)(5)
CLASS II: DIRECTORS
ALBERT M. AUSTIN..................................... 67      1974        11,536           3,000              *
  Chairman, Cannon, Austin and Cannon, Inc.                                               12,158(4)(5)
  (real estate) since September 1989; Vice Chairman                                          266(6)(7)
  and Executive Vice President, Boyle Investment Co.
  (real estate) through September 1989
GEORGE W. BRYAN...................................... 49      1986         2,400           1,000(6)(7)        *
  Senior Vice President, Sara Lee Corporation**
  (Meat Group Division, meat processing and
  packaging)

                                                           SHARES OF COMMON
                                                       STOCK BENEFICIALLY OWNED
                                                        ON JANUARY 31, 1994(1)
                                                      --------------------------
            NAME AND PRINCIPAL OCCUPATION                   DIRECTOR                                    PERCENT OF
                 FOR PAST FIVE YEARS                  AGE    SINCE     DIRECTLY(2)    INDIRECTLY(3)       CLASS
- ----------------------------------------------------- ---   --------   ---------      ------------      ----------
PARNELL S. LEWIS, JR.(8)(9).......................... 46      1994         1,052              76(4)(5)        *
  First Vice President from November 1987
  to September 1993, Acting President from September
  1993 to November 1993, and President since
  November 1993, Anderson-Tully Company
  (hardwood lumber products)
C. J. LOWRANCE, III.................................. 63      1985        23,846          13,726(4)(5)        *
  President, Lowrance Brothers & Co., Inc. (planter)
DONALD F. SCHUPPE(8)(9).............................. 62      1994             0               0              *
  Retired. Former Managing Partner, Memphis Office
  of Price Waterhouse from 1978 to July 1991
  (international firm of certified public
  accountants)
MIKE P. STURDIVANT................................... 66      1989        89,307          45,946              *
  President, Due West Gin Co., Inc. (cotton ginning);
  Investor, Chairman, Executive (various entities)
CLASS III: DIRECTORS
JACKSON W. MOORE..................................... 45      1986        37,793          12,052              *
  President of the Corporation since April 1, 1989;                       82,097(4)(5)    58,372(4)(5)
  Partner, Wildman, Harrold, Allen, Dixon & McDonnell                                      1,823(7)
  (attorneys) to March 31, 1989
BENJAMIN W. RAWLINS, JR.............................. 56      1984       282,511           7,366(7)       1.41%
  Chairman of the Corporation's Board since April 1,
  1989; CEO of the Corporation and CEO of UPNB since
  1984; President of the Corporation from 1984 to
  April 1, 1989;
  Chairman of UPNB since January 1986
V. LANE RAWLINS...................................... 56      1992             0               0              *
  President, Memphis State University since May 1991;
  Vice Chancellor for Academic Affairs, University of
  Alabama System, from 1986 to May 1991
J. ARMISTEAD SMITH(10)............................... 58      1989        80,000           3,000              *
  Vice Chairman of the Corporation since April 1,                         18,132(4)(5)     4,283(7)
  1989; Executive Vice President of the Corporation
  from 1987 to April 1989; President of UPNB
  from February 1988 to April 23, 1992
LESLIE M. STRATTON, III(10).......................... 67      1985           530             400              *
  President, Leslie M. Stratton Co. (management                                            1,752(4)(5)
  consulting)
RICHARD A. TRIPPEER, JR.............................. 54      1974       235,720         155,000          2.04%
  Chairman of the Corporation's Board to April 1,                                         26,624(4)(5)
  1989; President, R.A. Trippeer, Inc. (investments)
OTHER NAMED EXECUTIVE OFFICERS
JAMES A. GURLEY...................................... 60        --        32,528             374              *
  Executive Vice President of the Corporation since                                        7,658(7)
  November 1990; Vice President of the Corporation
  from 1980 to November 1990; Executive Vice
  President of UPNB since January 1981

                                                           SHARES OF COMMON
                                                       STOCK BENEFICIALLY OWNED
                                                        ON JANUARY 31, 1994(1)
                                                      --------------------------
            NAME AND PRINCIPAL OCCUPATION                   DIRECTOR                                    PERCENT OF
                 FOR PAST FIVE YEARS                  AGE    SINCE     DIRECTLY(2)    INDIRECTLY(3)       CLASS
- ----------------------------------------------------- ---   --------   ---------      ------------      ----------
J. W. PARKER......................................... 47        --        18,993             200(4)(5)        *
  Executive Vice President and Chief Financial                                             2,630(7)
  Officer of the Corporation since March 1990;
  Executive Vice President of UPNB since 1987
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (22
  persons)........................................... --               1,026,702         392,525           6.92%

- ---------------

   * Less than 1%.
  ** Directorships currently held with corporations (other than Union Planters
     Corporation) subject to the registration or reporting requirements of the Securities Exchange Act of 1934, or registered pursuant to the Investment Company Act of 1940.
 (1) Under applicable SEC rules, "beneficial ownership" of a security means directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or direct the disposition of such security. Unless otherwise indicated, the securities shown are held with sole voting and investment power. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.
 (2) Includes shares, in the amount indicated, as to which the following have the right to exercise options to purchase within 60 days of January 31, 1994: A.M. Austin, 5,200; J.A. Gurley 5,400; J.W. Moore, 37,793; S.D.
     Overton, 1,000; J.W. Parker, 12,721; B.W. Rawlins, Jr., 103,215; J.A.
     Smith, 80,000; and all directors and executive officers as a group, 263,433.
 (3) May include shares (a) owned as trustee; or (b) owned and traded in the name of the spouse, minor children or other relative of the director, or
     (c) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
 (4) Shared investment power.
 (5) Shared voting power.
 (6) No voting power.
 (7) No investment power.
 (8) Appointed to the Board effective January 20, 1994.
 (9) Will not stand for election at the Annual Meeting but will continue to serve as a director of one or more of the Corporation's subsidiary banks.
(10) Has chosen not to continue beyond the Annual Meeting but will continue to serve as a director of one or more of the Corporation's subsidiary banks.
(11) Will not stand for election at the Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Among other committees of the Corporation's Board of Directors are the Directors' Audit Committee and the Salary and Benefits Committee. The Board does not have a standing nominating committee or a committee performing similar functions.

     The Directors' Audit Committee, which is currently composed of Messrs. Bruce, Colbert, V. L. Rawlins, and Stratton, held four meetings during 1993. This committee makes recommendations to the Board with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent auditors' suggestions for strengthening internal accounting controls; matters of concern to the Committee, the auditors, or management relating to the Corporation's financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Corporation's financial and accounting staff; the review of the activities and recommendations of the Corporation's internal auditors; and the review of financial statements and other financial information published by the Corporation.

     The Salary and Benefits Committee, which held three meetings in 1993, makes recommendations to the Board of Directors as to the amount and form of officer compensation. A subcommittee of the Salary and Benefits Committee consisting of the same members administers the Corporation's 1992 and 1983 Stock Incentive Plans and is authorized to grant stock options and award stock without further approval, except grants to directors. Messrs. Austin, Bruce, Martin and Sturdivant currently serve as members of the Salary and Benefits Committee.

     The Board of Directors held seven meetings during 1993. The only director who, because of conflicting schedules, attended less than 75% of the aggregate of the meetings held by the Board and any Board committees of which he was a member was Mr. Bryan, who attended five of seven Board meetings (71%).

DIRECTOR COMPENSATION

     All directors of the Corporation except Mr. Colbert and Mr. Sturdivant are also directors of the Corporation's largest subsidiary, Union Planters National Bank ("UPNB"). Directors who are employees of the Corporation or any of its subsidiaries do not receive compensation for service as directors either of the Corporation or of any subsidiary. Directors who are not employees of the Corporation or any of its subsidiaries were each paid fees of $5,000 for service on the Board of Directors of the Corporation and $10,000 for service on the Board of Directors of UPNB. Compensated directors also receive fees for service on committees of the Corporation's Board in the following amounts: Directors' Audit Committee, $6,000; Executive Committee, $6,000; Directors' Loan Committee, $6,000; Salary and Benefits Committee, $3,000; and Community Reinvestment Act Committee, $3,000.

     Individual directors may, at their option, defer the receipt of directors' fees. Under alternatives available each year from 1987 through 1993, up to 100% of a director's annual board and committee fees were deferrable. Such fees, plus interest, will be paid to the participating director or to his beneficiaries, as applicable, in monthly payments for a maximum ten-year period commencing on the earlier of (a) the death of the director; or (b) the later of (i) age 65, or
(ii) completion of five years' participation in the fee deferral program. Six directors elected to enter into such non-qualified deferred compensation agreements for 1993.

        PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to shareholders' ratification, the Board of Directors has selected Price Waterhouse to be the independent accountants and auditors of the Corporation for the year ending December 31, 1994. As in the past, a representative of Price Waterhouse is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. Assuming the presence of a quorum at the Annual Meeting, the selection of Price Waterhouse will be ratified if the votes cast in favor exceed the votes cast in opposition.

                      CERTAIN INFORMATION AS TO MANAGEMENT

     The following table contains information concerning the compensation received by the Corporation's Chief Executive Officer ("CEO") and the four most highly compensated executive officers of the Corporation in the three fiscal years ended December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION(1)
                                                                 ----------------------------------------
                                                                 RESTRICTED      AWARDS
                                   ANNUAL COMPENSATION             STOCK        OPTIONS/      ALL OTHER
        NAME AND             -------------------------------       AWARDS         SARS       COMPENSATION
   PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)        ($)          (#)(3)       ($)(2)(4)
- -------------------------    -----    ---------     --------     ----------     --------     ------------
B.W. Rawlins, Jr.,           1993      410,000      200,000        450,840        97,215        82,293
  Chairman of the Board,     1992      390,000      185,000                      134,671        81,462
  CEO of Corporation         1991      390,000      150,000         75,625       194,443
  and UPNB
J. A. Gurley,                1993      135,200       17,267                        6,400        22,826
  Executive Vice             1992      135,200       13,520                        7,947        22,600
  President of               1991      130,000       25,833                       11,984
  Corporation
  and UPNB
J. W. Moore,                 1993      244,000       60,000        302,354        52,552        24,993
  President of               1992      220,000       60,000                       37,825        23,809
  Corporation                1991      220,000       35,000                           --
J. W. Parker,                1993      159,375       30,000                        9,982        12,433
  Executive Vice             1992      153,000       30,000                        1,700        11,751
  President                  1991      144,000       29,500                           --
  of Corporation and
  UPNB
J. A. Smith,                 1993      240,000       25,000                           --        63,662
  Vice Chairman of           1992      240,000       25,000                           --        62,898
  Corporation                1991      240,000       25,000                           --

- ---------------

(1) The Corporation does not maintain a formal "Long Term Incentive Plan" other than the 1983 and 1992 Stock Incentive Plans. In January 1991, B. W. Rawlins, Jr. was granted 11,000 shares of restricted stock which vested in November 1991. In May 1993, B. W. Rawlins, Jr. and J. W. Moore were granted 17,680 and 11,857 shares, respectively, of restricted stock which vested in December 1993. There were no shares of restricted stock held by any of the named executive officers on December 31, 1993.
(2) In accordance with the transition provisions set forth in the proxy rules, amounts of all other compensation are reported for fiscal years 1992 and 1993 only.
(3) Shares acquired pursuant to option exercise must generally be held 3 years or any profits must be paid to the Corporation. The Corporation does not grant SARs.
(4) "All Other Compensation" for 1993 consists of the following various components. Employee stock ownership plan contributions on behalf of the employees as follows: $8,417, B.W. Rawlins, Jr.; $4,825, J.A. Gurley; $8,417, J.W. Moore; $5,688, J.W. Parker; and $8,417, J.A. Smith. 401(k)
     plan contributions on behalf of the same employees, respectively, are as follows: $6,746; $8,112; $4,376; $6,745; and $4,497. Expense portions of the Supplemental Nonqualified Retirement Plan were allocated in the amounts of $67,130, B.W. Rawlins, Jr.; $9,889, J.A. Gurley; $12,200, J.W. Moore;
     and $50,748, J.A. Smith.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                                  VALUE AT
                     ------------------------------------------------------------         ASSUMED ANNUAL
                                       % OF TOTAL                                            RATES OF
                                      OPTIONS/SARS                                         STOCK PRICE
                                       GRANTED TO                                        APPRECIATION FOR
                                       EMPLOYEES       EXERCISE OR                         OPTION TERM
                     OPTIONS/SARS      IN FISCAL       BASE PRICE      EXPIRATION     ----------------------
       NAME          GRANTED(#)(2)        YEAR           ($/SH)           DATE         5%($)        10%($)
- -------------------  ------------     ------------     -----------     ----------     -------     ----------
B.W. Rawlins, Jr.       41,939(3)         33.8%           25.50          05-20-03     672,702      1,704,401
                        31,664(1)                         27.125         02-14-95      73,302        149,296
                         5,640(1)                         27.125         01-17-99      47,968        107,696
                        17,972(1)                         27.125         02-28-01     221,505        526,310
J.A. Gurley              1,500(4)          2.2%           24.125         01-21-03      22,762         57,698
                         4,900(1)                         27.50          02-14-95      10,829         22,050
J.W. Moore               5,000(4)         18.3%           24.125         01-21-03      75,875        192,325
                        28,127(3)                         25.50          05-20-03     451,157      1,143,081
                        16,159(1)                         25.25          01-17-99     114,890        254,343
                         3,266(1)                         25.25          12-17-00      28,969         66,104
J.W. Parker                300(1)          3.5%           23.00          09-03-97       1,767          3,879
                         3,000(4)                         24.125         01-21-03      45,525        115,395
                         2,944(1)                         25.50          09-03-97      17,723         38,566
                           397(1)                         27.125         09-03-97       2,436          5,270
                         3,341(1)                         25.00          09-03-97      17,173         36,885
J.A. Smith                  --              --            --                   --          --             --

- ---------------

(1) Options granted in 1993 as reload options on exercises where shares were used as the consideration for the exercise. The reload options carry the same term as the option which was exercised. Reload options vest 6 months after the grant date.
(2) Generally, options may not be granted at less than the fair market value of the underlying shares on the date of grant, and will expire upon the earliest of 10 years after the date of grant, termination for cause, three months after termination of employment (other than for cause) for any reason except death or disability, and one year after death or after termination due to disability. Already owned shares of stock may be used as the consideration for exercise of the option, and a reload option will generally be granted in such cases. Generally, except in the event of involuntary termination or termination due to disability, death or retirement, shares acquired by option exercise must be held at least three years or any profits from sale must be repaid to the Corporation. All options granted in 1993 have an exercise price of the underlying stock's fair market value on the grant date.
(3) Options granted in 1993 based on an employment agreement, and which vest six months after the date of grant.
(4) Options granted in 1993 which vest 1/3 twelve months after the date of grant, an additional 1/3 24 months after the date of grant and the final 1/3 36 months after the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                          VALUE OF
                                                                         NUMBER          UNEXERCISED
                                                                     OF UNEXERCISED     IN-THE-MONEY
                                                                     OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                       FY-END (#)        FY-END ($)
                                             SHARES        VALUE     ---------------   ---------------
                                          ACQUIRED ON     REALIZED    EXERCISABLE/      EXERCISABLE/
                 NAME                    EXERCISE(#)(1)     ($)       UNEXERCISABLE     UNEXERCISABLE
- ---------------------------------------  --------------   --------   ---------------   ---------------
B.W. Rawlins, Jr.......................       65,287      $271,522     41,939/61,276        --/ 74,250
J.A. Gurley............................        7,947      $ 32,781         --/ 6,400        --/  1,500
J.W. Moore.............................       27,956      $215,384     28,127/40,425        --/250,000
J.W. Parker............................       10,676      $ 83,227     11,324/ 6,738    59,008/  3,418
J.A. Smith.............................           --            --     76,000/ 4,000   930,500/ 49,500

- ---------------

(1) Shares acquired pursuant to option exercise must generally be held three years or any profits must be paid to the Corporation. During the restriction period, shares may be used to exercise an option or to satisfy tax withholding requirements on option exercises.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
ARRANGEMENTS

     As of December 1, 1989, the Corporation entered into employment agreements with B.W. Rawlins, Jr. for a term of three years and one month at a minimum annual salary of $290,000; J.W. Moore for a term of two years and seven months at a minimum annual salary of $190,000; and J.A. Smith for a term of one year and one month, at a minimum annual salary of $240,000.

     Pursuant to these employment agreements, the three officers are also entitled to certain other employee benefits and are eligible to participate in incentive bonus, stock option, and deferred compensation plans. If these officers are granted options, and new shares of Common Stock or other shares convertible into shares of Common Stock are issued (except in connection with acquisitions), the officers will, during the term of their agreements and for one year afterward, be granted additional options, fully vested, in an amount necessary to avoid dilution of such options.

     As of December 31, 1993, the terms of each of the three agreements were automatically extended for one year, and on December 31 of each year thereafter such terms will be automatically extended for one year unless the Corporation notifies the officer within 60 days prior to the applicable December 31 date. If the Corporation chooses not to extend an agreement, the officer may either remain until the end of the term of his agreement, or may choose to terminate the agreement and be paid an amount equal to: for Mr. Rawlins, three times the sum of; for Mr. Moore, two and one half times the sum of; and for Mr. Smith, the sum of, his then current base pay and an amount equal to his incentive bonus for the prior year. In either case, all options or grants issued to the officer by the Corporation will immediately vest and be exercisable. If termination of employment is for cause, the officer will be provided base pay through the date of termination, and all options held will vest and become exercisable. If termination of employment is due to death or disability, the officer will be paid an amount equal to: for Mr. Rawlins, three times the sum of; for Mr. Moore, two and one half times the sum of; and for Mr. Smith, the sum of his then current base pay and an amount equal to his incentive bonus for the prior year. All options or grants held will immediately vest and become exercisable.

     These employment agreements also provide that in the event of a substantial change in the control of the Corporation or UPNB, including by acquisition or merger, these officers will have the option to extend the terms of their employment agreements. In such event, the officers may choose a renewal term, beginning on the later of the date of the renewal notice or the date of the change in control as follows: B.W. Rawlins, Jr., three years; J.W. Moore, two and one half years; and J.A. Smith, one year. Upon acceptance of a renewal term, any remaining period of the then current term of the employment agreement will be canceled.

     In the event of a substantial change in control, during the extended renewal term, the officer may resign without penalty, after giving ninety days written notice, and receive a lump sum payment (increased to ensure that no tax liability is incurred by the officer) consisting of the sum of the officer's current annual base pay and an amount equal to his incentive bonus for the last year, multiplied by the remaining year(s) or fractional part thereof of his renewal term. In addition, the officer will have the right to elect either a cash lump sum from the Corporation equal to the "spread" between the exercise price of options held as of the date of termination notice and the closing trade price on the New York Stock Exchange as of the same date, or alternatively, full vesting of all options held, with the right to exercise the options within a two-year period from the date of election.

COMPENSATION COMMITTEE REPORT

     The Salary and Benefits Committee (the "Committee") is composed of four directors who are not employees of the Corporation or any of its subsidiaries. The Committee makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and is responsible for granting stock options and restricted stock.

  Pay Philosophy

     The compensation programs of the Corporation are designed to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executives who contribute to the long-term success of the Corporation. The Committee believes that executive pay should be linked to performance. Therefore, the Corporation provides an executive compensation program which includes base pay, annual cash bonus and long-term incentive opportunities through the use of stock options and restricted stock.

     The Omnibus Budget Reconciliation Act of 1993 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. While the Committee cannot predict with certainty how the Corporation's compensation might be affected, the Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Corporation's compensation programs as described in this report.

  Base Salary

     Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at about five to fifteen peer financial institutions. The Corporation targets base pay at the midpoint of peer base pay. In determining compensation at peer financial institutions, the Corporation analyzes information from independent surveys. The surveys, which do not necessarily include the same financial institutions as included in the NYSE financial indicator (used in the performance graph), are chosen based on similarity of the surveyed financial institutions to the Corporation in terms of size, geographic region, scope of services and return on assets/return on equity.

     In 1993, base salary of the named executive officers was generally not in excess of the target based on peer analysis. The base salary of the chief executive officer was below the target. Messrs. Rawlins, Moore and

Smith have minimum base salaries established by employment agreements, however, the 1993 base salary of these officers was set based on the general criteria above.

  Annual Bonus

     The senior management incentive plan provides awards based on corporate performance, business unit performance and individual performance. Corporate and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met. Financial measures of performance vary depending on the position and responsibilities of the incumbent being considered, and include (depending on the individual and position) return on equity, return on assets and certain asset quality measures. Absolute performance and performance relative to a peer group of about 50 financial institutions are considered. The peer group is developed based on asset size and this peer group does not necessarily include the same financial institutions as included in the peer analysis of base pay or as included in the NYSE financial indicator.

     Individual performance is evaluated by reviewing organization and management development progress against objectives set at the beginning of the year. No specific weights are attributed to the corporate, business unit or individual performance factors. Rather, the Committee evaluates subjectively corporate, business unit and individual performance for each incumbent. The Committee determines the size of bonuses for executive officers at the end of the year. There is generally no minimum opportunity, and the maximum opportunity is 25 to 75 percent of salary, depending on position. Generally, either a corporate or business unit return on equity goal must be met for any bonus to be awarded. The employment agreements of Messrs. Rawlins, Moore and Smith do not affect determination of such officers' bonuses.

     All executive officers other than the chief executive officer also participate in the Corporation's general officer bonus plan. This plan provides an award of about one month's salary if a specified return on equity target is met, and the award is subject to approval by the chief executive officer (such approval is based on a subjective evaluation of individual performance).

     The chief executive officer bonus is based 30 percent on achievement of a corporate earnings per share goal, and 70 percent on achievement of goals which are established at the beginning of each year to enhance shareholder value. For 1993, the Corporation's earnings per share exceeded the earnings per share goal. Also, the Committee determined that the chief executive officer substantially met all of the established goals (the Committee believes identifying the specific factors and criteria underlying the goals would adversely affect the Corporation). Consequently, the chief executive officer was awarded an appropriate bonus.

  Long-term Incentives

     In order to link the interests of the Corporation's shareholders and senior management, the Corporation maintains a stock incentive plan. Stock options and restricted stock may be granted under the plan. Awards are based on position and individual performance. Among other conditions, stock options are granted subject to a vesting schedule. Options may be exercised after vesting. However, to encourage long-term share retention, shares acquired pursuant to option exercise must generally be held at least 3 years, or any profits from sale must be repaid to the Corporation.

     For 1993, options were granted to the executive officers other than the chief executive officer based on their position and a subjective assessment of individual performance. Mr. Moore also received a grant of 28,127 options based on his employment agreement.

     For 1993, the chief executive officer received a grant of 41,939 options and a restricted stock award of 17,680 shares based on his employment agreement, and a grant of 55,276 options pursuant to reload option provisions on option exercises where he used already-owned shares to effect the exercise. Otherwise, the Committee awarded no new options to the chief executive officer in 1993.

                                          SALARY AND BENEFITS COMMITTEE

                                                    Marvin E. Bruce, Chair
                                                    Albert M. Austin
                                                    R. Brad Martin
                                                    Mike P. Sturdivant

PERFORMANCE GRAPH

     The following graph sets forth the Corporation's cumulative total shareholder return (assuming reinvestment of dividends) as compared to the S&P 500 and the NYSE Financial Indicator over a five-year period beginning December 31, 1988.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

December 31...            UPC           S&P 500     NYSE Financial
   1988                 100.00          100.00          100.00
   1989                  92.19          131.59          121.81
   1990                  59.90          127.49           95.22
   1991                 130.13          166.17          134.71
   1992                 226.63          178.81          156.67
   1993                 241.60          196.75          169.14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Salary and Benefits Committee (the "Committee") of the Board of Directors is composed entirely of nonemployee directors. Messrs. Austin, Bruce, Martin and Sturdivant currently serve as members of the Committee.

     Acorn Hill Company acted as consultant for UPNB and received fees of $28,875 during 1993 for consulting on the construction of UPNB's building at 6200 Poplar Avenue, Memphis, Tennessee. Director Albert M. Austin is the 100% shareholder of Acorn Hill Company. The consulting arrangement was negotiated on an arms-length basis.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     During 1993, some of the directors and officers of the Corporation, and other persons and entities with which they are affiliated, were customers of, and had in the ordinary course of business banking transactions with, the Corporation's subsidiary banks. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Such loans aggregated approximately 7% of shareholders' equity as of December 31, 1993.

     The Board of Directors approved a demand loan from the Corporation in the amount of $487,500 during 1991 to B.W. Rawlins Jr., Chairman and CEO of the Corporation, to enable and encourage him to purchase Corporation stock. The interest rate was set at UPNB's prime rate as from time to time in effect and was payable quarterly. The principal, the outstanding amount of which was $487,500 as of December 31, 1993, was paid in full February 14, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers and directors are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, the Corporation believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers and directors were complied with on a timely basis.

                            SOLICITATION OF PROXIES

     Some of the Corporation's directors and officers who will receive no additional compensation, may solicit proxies in person, and by telephone, telegraph, telecopier, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Common Stock. The Corporation will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

     To assist in the proxy solicitation by the Board of Directors, the Trust Division of UPNB has been retained. Trust Division management is expected to communicate in person, or by telephone, telegraph, telecopier, or mail with those shareholders who have not responded within a reasonable time to urge such shareholders to sign and return their proxies. The cost of solicitation of proxies will be borne by the Corporation.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Corporation's 1995 Annual Meeting of Shareholders must be received in writing by the Corporation at the corporate offices no later than November 23, 1994.

                           ANNUAL REPORT AND EXHIBITS

     The Corporation's Annual Report to Shareholders is enclosed with this proxy statement. The following section of Part I of the Annual Report on Form 10-K, submitted to the Securities and Exchange Commission, is hereby incorporated by reference into this proxy statement: "Executive Officers of the Registrant." Neither the Annual Report to Shareholders nor the Form 10-K is to be considered proxy-soliciting material except to the extent expressly incorporated by reference herein.

     ANY SHAREHOLDER WHO WISHES TO OBTAIN A COPY, WITHOUT CHARGE, OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1993, WHICH INCLUDES FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY CONTACT CLAIRE WATTS, MARKETING DIVISION, AT P.O. BOX 387, MEMPHIS, TENNESSEE, 38147, OR AT TELEPHONE NUMBER 901/383-6780.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ J. F. Springfield
                                          ---------------------
                                          J. F. Springfield
                                          Secretary

Memphis, Tennessee
March 18, 1994

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY STILL VOTE IN PERSON, SINCE THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING TO THE SECRETARY OF THE CORPORATION A WRITTEN REVOCATION OF THE PROXY.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, UNION PLANTERS CORPORATION

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Union Planters Corporation, do hereby nominate, constitute and appoint JOHN H. HEMBREE, THOMAS R. PRICE and TIMMONS L. TREADWELL, III, or either one or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock of said Corporation standing in my name on its books at the close of business on February 17, 1994 at the Annual Meeting of Shareholders thereof, to be held at the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, on April 28, 1994 at 10:00 a.m. and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. ELECTION OF DIRECTORS.                  / / FOR THE NOMINEES LISTED BELOW          / / WITHHOLD AUTHORITY (TO VOTE FOR
                                           (EXCEPT AS MARKED TO THE CONTRARY          ALL NOMINEES LISTED BELOW)
                                           BELOW)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
                                    CLASS I

        Marvin E. Bruce    Robert B. Colbert, Jr.    Stanley D. Overton

2. RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS THE INDEPENDENT ACCOUNTANTS AND AUDITORS OF THE CORPORATION.

                / / FOR          / / AGAINST          / / ABSTAIN

IN RESPECT OF OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY SHALL BE VOTED AS THE BOARD OF DIRECTORS MAY RECOMMEND.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF OTHER MATTERS PROPERLY COME BEFORE SAID MEETING, OR IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE FOR ELECTION, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

NOTE: PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.


                                            DATED:                       , 1994
                                                   ----------------------

                                             -----------------------------------
                                                 SIGNATURE OF SHAREHOLDER(S)

                                             -----------------------------------
                                                 SIGNATURE OF SHAREHOLDER(S)